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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) November 4, 1998
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                        AMERICAN FILM TECHNOLOGIES, INC.
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               (Exact Name of Registrant as Specified in Charter)



          Delaware                         1-9748                23-2359277
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  (State or Other Jurisdiction          (Commission            (IRS Employer
        of Incorporation)               File Number)         Identification No.)


 4105 Sorrento Valley Boulevard, San Diego, California                  92121
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       (Address of Principal Executive Offices)                      (Zip Code)


       Registrant's telephone number, including area code (212) 572-6370
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events.

     (a) Pursuant to a letter agreement dated November 4, 1998, the Registrant has granted a three month option to an individual in the entertainment industry to nominate a majority of the Board of Directors and to acquire 51% of the stock of the Registrant for $4,000,000. No assurance can be given that this individual will exercise such option.

     (b) The Registrant is continuing to experience cash flow difficulties. Mr. Gerald Wetzler, the Chairman and Chief Executive Officer of the Registrant, has continued to provide limited funds on a loan basis to meet minimum operating expenses on an ongoing basis. The Registrant was required to make a payment in October 1998 of approximately $405,000 plus interest to unsecured creditors in connection with its 1995 bankruptcy reorganization but has not made such payment. No creditor has filed a complaint or objection or instituted any legal action to date because of such failure.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                               American Film Technologies, Inc.

                                               By: /s/ Gerald M. Wetzler
                                                  ----------------------------
                                                      Gerald M. Wetzler
                                                   Chief Executive Officer